Exhibit 10.9

Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (this “Agreement”) is made and entered into by and between the following parties on                     :

Party A:	(the “Singapore Entity”), a Singapore company limited by shares with its registered office at 1 Fusionopolis Place, #17-10, Galaxis, Singapore 138522; and

Party B:	(the “Company”), a company with its registered address at .

Each of Singapore Entity and the Company shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

Whereas:

1.	Singapore Entity and its affiliates have the necessary resources to provide intellectual property licenses and technical and consulting services to the Company;

2.	The Company is permitted to engage in the business in according to laws and regulations. The businesses conducted by the Company currently and any time during the term of this Agreement are collectively referred to as the “Principal Business.”

3.	Singapore Entity is willing to provide or cause its affiliates to provide certain intellectual property licenses, technical support, consulting services and other services to the Company on exclusive basis in relation to the Principal Business during the term of this Agreement, utilizing its advantages in intellectual property, technology, human resources, and information, and the Company is willing to accept such services provided by Singapore Entity or Singapore Entity’s designee(s), each on the terms set forth herein.

4.	The Parties wish to enter into this Agreement to confirm, approve and ratify the business dealings between the Parties with respect to the subject matter hereof since the Effective Date (as defined below).

Now, therefore, through mutual discussion, the Parties have reached the following agreements:

1.	Services Provided by Singapore Entity

1.1	The Company hereby appoints Singapore Entity and its designees as the Company’s exclusive services providers to provide the Company with comprehensive technical support, consulting services and other services during the term of this Agreement, in accordance with the terms and conditions of this Agreement and to the extent permitted by the applicable laws and regulations, including but not limited to the following:

1.1.1	Providing licenses of software, trademark and other intellectual property rights legally owned by Singapore Entity and its affiliates to the Company in relation to the Company’s Principal Business;

1.1.2	Developing, maintaining and updating software used in the Company’s Principal Business;

1.1.3	Designing, installing and updating network system and database used in the Company’s Principal Business;

1.1.4	Providing technical support and training for employees of the Company;

1.1.5	Assisting the Company in consultation, collection and research of technology and market information ;

1.1.6	Providing business management consultation for the Company; and

1.1.7	Other services requested by the Company from time to time.

1.2	The Company agrees to accept all services provided by Singapore Entity and its designees. The Company further agrees that without Singapore Entity’s prior written consent, during the term of this Agreement, the Company shall not directly or indirectly accept the same or any similar services provided by any third party and shall not establish similar corporation relationship with any third party regarding the matters contemplated in this Agreement. Singapore Entity may appoint other parties, who may enter into certain agreements described in Section 1.3 with the Company, to provide the Company with the services under this Agreement.

1.3	Service Providing Methodology

1.3.1	Singapore Entity and the Company agree that during the term of this Agreement, where necessary, the Company may enter into further service agreements with Singapore Entity or any party designated by Singapore Entity to provide for the specific contents, manner, personnel, and fees for the specific services.

1.3.2	To perform this Agreement, Singapore Entity and the Company agree that during the term of this Agreement, where necessary and to the extent permitted by the applicable laws and regulations, the Company may enter into equipment or property leases with Singapore Entity or any party designated by Singapore Entity to allow the Company to use Singapore Entity’s relevant equipment or property based on the needs of the Company.

1.3.3	The Company hereby grants to Singapore Entity an irrevocable and exclusive option to purchase from the Company, at Singapore Entity’s sole discretion, any or all of the assets and business of the Company, to the extent permitted by the applicable laws and regulations, at the lowest purchase price permitted by the applicable laws and regulations. The Parties shall enter into a separate assets or business transfer agreement to provide for the terms and conditions of such transfer.

2.	Calculation and Payment of Service Fees

2.1	The fees payable by the Company to Singapore Entity during the term of this Agreement shall be calculated as follows:

2.1.1	The Company shall pay service fees to Singapore Entity each month. The service fees to be paid each month shall consist of management fees and other service fees (collectively, the “Service Fees”), which shall be unilaterally determined by Singapore Entity after considering:

(1)	Complexity and difficulty of the services provided by Singapore Entity;

(2)	Title of and time consumed by employees of Singapore Entity providing the services;

(3)	Contents and value of the services provided by Singapore Entity;

(4)	Market price of the same type of services; and

(5)	Operation conditions of the Company (to not cause any difficulty to the operation of the Company after the payment of Service Fees).

2.1.2	The Service Fees shall be due and payable on a monthly basis. Within 30 days after the end of each month, the Company shall deliver to Singapore Entity the management accounts and operating statistics of the Company for such month. Singapore Entity will determine the Service Fees payable on a monthly basis and send the invoice to the Company. The Company shall pay the fees to the bank account designated by Singapore Entity within ten (10) business days after receipt of such invoice. Singapore Entity and the Company further agree that, Singapore Entity is entitled to determine, in its sole discretion, whether to permit the Company to defer the payment of part of the Service Fees under certain particular circumstances.

3.	Intellectual Property Rights and Confidentiality Clauses

3.1	Singapore Entity shall have exclusive and proprietary ownership, rights and interests in any and all intellectual properties arising out of or created during the performance of this Agreement, including but not limited to copyrights, patents, patent applications, software, technical secrets, trade secrets and others. The Company shall execute all appropriate documents, take all appropriate actions, submit all filings and/or applications, render all appropriate assistance and otherwise conduct whatever is necessary as deemed by Singapore Entity at its sole discretion for the purposes of vesting any ownership, right or interest of any such intellectual property rights in Singapore Entity, and/or perfecting the protections for any such intellectual property rights in Singapore Entity.

3.2	The Parties acknowledge that the existence and the terms of this Agreement and any information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third party, except for information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is required to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transactions contemplated hereunder, provided that such shareholders, directors, employees, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the shareholders, director, employees of or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement.

4.	Representations and Warranties

4.1	Singapore Entity hereby represents, warrants and covenants as follows:

4.1.1	Singapore Entity is a company legally established and validly existing under the laws of Singapore; Singapore Entity or the service providers designated by Singapore Entity will obtain all government permits and licenses for providing the service under this Agreement before providing such services.

4.1.2	Singapore Entity has taken all necessary corporate actions, obtained all necessary authorizations as well as all consents and approvals from third parties and government agencies (if required) for the execution, delivery and performance of this Agreement. Singapore Entity’s execution, delivery and performance of this Agreement do not violate any explicit requirements under any applicable law or regulation.

4.1.3	This Agreement constitutes Singapore Entity’s legal, valid and binding obligations, enforceable against it in accordance with its terms.

4.2	The Company hereby represents, warrants and covenants as follows:

4.2.1	The Company is a company legally established and validly existing in accordance with the laws of and has obtained and will maintain all permits and licenses for engaging in the Principal Business in a timely manner.

4.2.2	The Company has taken all necessary corporate actions, obtained all necessary authorizations as well as all consents and approvals from third parties and government agencies (if required) for the execution, delivery and performance of this Agreement. The Company’s execution, delivery and performance of this Agreement do not violate any explicit requirements under any law or regulation.

4.2.3	This Agreement constitutes the Company’s legal, valid and binding obligations, and shall be enforceable against it in accordance with its terms.

5.	Term of Agreement

5.1	This Agreement shall be effective from (the “Effective Date”). Unless terminated in accordance with the provisions of this Agreement or terminated in writing by Singapore Entity, this Agreement shall remain effective.

5.2	During the term of this Agreement, each Party shall renew its term of operation term (if applicable) prior to the expiration thereof so as to enable this Agreement to remain effective. This Agreement shall be terminated upon the expiration of the term of operation of a Party if the application for renewal of its operation term is not approved by relevant government authorities.

5.3	The rights and obligations of the Parties under Sections 3, 6, 7 and this Section 5.3 shall survive the termination of this Agreement.

6.	Governing Law and Resolution of Disputes

6.1	The execution, effectiveness, construction, performance, amendment and termination of this Agreement shall be governed by the laws of .

6.2	In the event of any dispute with respect to the construction and performance of this Agreement, including any questions regarding its existence, validity or termination, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Party for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the Singapore International Arbitration Centre in the Republic of Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre for the time being in force, which rules are deemed to be incorporated by reference in this clause. The arbitration award shall be final and binding on both Parties.

6.3	Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

7.	Breach of Agreement and Indemnification

7.1	If the Company conducts any material breach of any term of this Agreement, Singapore Entity shall have right to terminate this Agreement and/or require the Company to indemnify all damages; this Section 7.1 shall not prejudice any other rights of Singapore Entity herein.

7.2	Unless otherwise required by the applicable laws, the Company shall not have any right to terminate this Agreement in any event.

7.3	The Company shall indemnify and hold harmless Singapore Entity from any losses, injuries, obligations or expenses caused by any lawsuit, claims or other demands against Singapore Entity arising from or caused by the services provided by Singapore Entity to the Company pursuant this Agreement, except where such losses, injuries, obligations or expenses arise from the gross negligence or willful misconduct of Singapore Entity.

8.	Force Majeure

8.1	In the case of any force majeure events (“Force Majeure”) such as earthquake, typhoon, flood, fire, flu, war, strikes or any other events that cannot be predicted and are unpreventable and unavoidable by the affected Party, which directly or indirectly causes the failure of either Party to perform or completely perform this Agreement, then the Party affected by such Force Majeure shall give the other Party written notices without any delay, and shall provide details of such event within 15 days after sending out such notice, explaining the reasons for such failure of, partial or delay of performance.

8.2	If such Party claiming Force Majeure fails to notify the other Party and furnish it with proof pursuant to the above provision, such Party shall not be excused from the non-performance of its obligations hereunder. The Party so affected by the event of Force Majeure shall use reasonable efforts to minimize the consequences of such Force Majeure and to promptly resume performance hereunder whenever the causes of such excuse are cured. Should the Party so affected by the event of Force Majeure fail to resume performance hereunder when the causes of such excuse are cured, such Party shall be liable to the other Party.

8.3	In the event of Force Majeure, the Parties shall immediately consult with each other to find an equitable solution and shall use all reasonable endeavors to minimize the consequences of such Force Majeure.

9.	Notices

9.1	All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. Each notice shall also be sent by email Again. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

9.1.1	Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of receipt or refusal at the address specified for notices.

9.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

9.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A:

Address:
Attn:
Facsimile:
E-mail:

Party B:

Address:
Attn:
Facsimile:
E-mail:

9.3	Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

10.	Assignment

10.1	Without Singapore Entity’s prior written consent, the Company shall not assign its rights and obligations under this Agreement to any third party.

10.2	The Company agrees that Singapore Entity may assign its obligations and rights under this Agreement to any third party and in case of such assignment. Singapore Entity is only required to give written notice to the Company and does not need any consent from the Company for such assignment.

11.	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any applicable laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

12.	Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any agreements, understandings or representations by or between the Parties before the date of this Agreement that are effective and substantively similar to this Agreement.

13.	Amendments and Supplements

This Agreement is irrevocable to the Company and can only be unilaterally revoked or terminated by Singapore Entity. Any amendments and supplements to this Agreement shall be in writing and executed by Singapore Entity. Any amendment or supplement to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

14.	Language and Counterparts

This Agreement is written in English in two copies, each Party having one copy.

The remainder of this page is intentionally left blank.

IN WITNESS WHEREOF, the Parties have executed or have caused their respective duly authorized representatives to execute this Agreement as of the date first above written, and agree to comply with it.

[name of the Singapore Entity]

By:
Name:
Title:

[Signature page to the Exclusive Business Cooperation Agreement]

[name of the Company]

By:
Name:
Title:

[Signature page to the Exclusive Business Cooperation Agreement]